UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2024

CUE HEALTH INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40824	27-1562193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:
4980 Carroll Canyon Rd.
Suite 100
San Diego, CA 92121
(Address of principal executive
offices)

Registrant's telephone number, including area code: (858) 412-8151

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HLTH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2024, Cue Health Inc. (the “Company”) entered into a separation agreement and release with Mr. Khattak (the “Khattak Separation Agreement”) in connection with his departure from the Company on March 19, 2024. The circumstances of Mr. Khattak’s termination of employment qualify him for severance benefits under the terms of Mr. Khattak’s employment agreement with the Company, entered into on July 8, 2021 (the “Employment Agreement”). The Employment Agreement was previously filed by the Company as Exhibit 10.21 to the Registration Statement on Form S-1 on September 1, 2021. The Company’s provision of the severance benefits under the Employment Agreement are subject to Mr. Khattak’s execution and nonrevocation of a release of claims in favor of the Company and Mr. Khattak’s compliance with certain restrictive covenant provisions, each as provided by the Khattak Separation Agreement.

The above description of the Khattak Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Khattak Separation Agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Health Inc.

Date: March 29, 2024	By:	/s/ Aasim Javed
	Name:	Aasim Javed
	Title:	Chief Financial Officer

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